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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  JUNE 6, 1997

                       MCNEIL PACIFIC INVESTORS FUND 1972



  STATE OF CALIFORNIA                0-7162                    94-6279375
(STATE OF ORGANIZATION)      (COMMISSION FILE NO.)   (IRS EMPLOYER IDENTIFICATION NO.)
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             13760 NOEL ROAD, SUITE 600, LB70, DALLAS, TEXAS 75240
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 448-5800

                                   NO CHANGE

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.           OTHER EVENTS.

         McNeil Pacific Investors Fund 1972, California limited partnership
(the "Partnership") executed a Real Estate Sales Agreement (the "Agreement") with Pennsylvania Realty Group, Inc., which subsequently assigned the Agreement to Ceebraid-Signal Acquisition Corporation ("Purchaser"), to sell to the Purchaser the property commonly known as the Palm Bay Apartments in Orlando, Florida (the "Property"), which Property represents substantially all of the assets of the Partnership. The gross purchase price for the Property pursuant to the Agreement, as amended, is $6,750,000. Consummation of the sale is subject to the satisfaction of certain conditions, including the approval of the limited partners of the Partnership of the sale of the Property. The
Partnership presently anticipates submitting the sale for limited partner approval at a meeting in August 1997.

         If the sale of the Property is consummated, it is currently contemplated that McNeil Partners, L.P., the general partner of the Partnership
(the "General Partner") will commence the dissolution and termination of the Partnership. In connection with such dissolution and termination, the General
Partner will liquidate any remaining assets, repay creditors and authorize distributions to the partners of the Partnership, including distributions of net proceeds from the sale of the Property, in accordance with the terms of the Partnership Agreement of the Partnership. Neither the amount nor timing of any such distributions has been determined.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    McNEIL PACIFIC INVESTORS FUND 1972

                                    By:  McNeil Partners, L.P., its General
                                         Partner

                                         By:  McNeil Investors, Inc.,
                                              its General Partner

                                    By: /s/ Ron K. Taylor
                                        ---------------------------------------
                                    Name: Ron K. Taylor
                                          -------------------------------------
                                    Title: President
                                           ------------------------------------






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